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                                     EXHIBIT 15

                     ACKNOWLEDGMENT OF INDEPENDENT ACCOUNTANTS


We are aware of the incorporation by reference in the Registration Statement (Form S-4 No. 333-________) of Schuler Homes, Inc. for the registration of $100,000,000 of the Company's 9% Senior Notes due 2008 of our report dated May 11, 1998 relating to the unaudited consolidated interim financial statements of Schuler Homes, Inc. that are included in its Form 10-Q for the quarter ended March 31, 1998.

                                             ERNST & YOUNG LLP

Honolulu, Hawaii
June 25, 1998